Exhibit 99.3


THE STEPHAN CO.
1850 WEST McNAB ROAD
FORT LAUDERDALE, FL  33309




FOR IMMEDIATE RELEASE                           Contact:  David Spiegel
Page 1 of 2                                              (954) 971-0600


           STEPHAN CO. ANNOUNCES CHANGE TO ITS BOARD OF DIRECTORS


Ft. Lauderdale, FL, August 3, 2005 -- The Stephan Co. (AMEX - TSC) The Stephan Co. (the "Company") announced today that on July 29, 2005, William Gross was appointed to serve on the Company's Board of Directors. Mr. Gross, has been certified by the Florida Bar as Authorized House Counsel for The Stephan Co. since January 1997. Mr. Gross was employed by the Internal Revenue Service from 1963 to 1986, where he served as Senior Trial Attorney in the Manhattan office of the Chief Counsel representing the Commissioner of Internal Revenue in civil litigation before The United States Tax Court. In addition to his appointment as a member of the Board, Mr. Gross was also appointed to serve as the Audit Committee Chairman.


                                 *     *     *


The Stephan Co. is engaged in the manufacture, distribution, and marketing of personal and hair care products.


Statements contained in this news release not strictly historical are forward looking within the meaning of the safe harbor clause of the Private Securities Litigation Reform Act of 1995. The Company makes these statements based on information available to it as of the date of this News Release and assumes no responsibility to update or revise such forward-looking statements.

Editors and investors are cautioned that forward-looking statements invoke risk and uncertainties that may cause the Company's actual results to differ materially from such forward-looking statements.

These factors, risks and uncertainties include, without limitation, the results of the audit and review processes performed by the Company's independent auditors with respect to any restatement of the Company's historic financial statements, the continuing possibility of delisting, or halt in trading of, the Company's common stock from the American Stock Exchange and the repercussions from any such delisting, or halt in trading of, the continuing risks associated with the Company's failure to be in compliance with its periodic reporting requirements with the Securities and



Page 2 of 2

Exchange Commission, appropriate valuation of the Company's assets, demand for the Company's products, competition from larger and/or more experienced suppliers of personal and hair care products, the Company's ability to continue to develop its markets, general economic conditions, governmental regulation, and other factors that may be more fully described in the Company's literature and periodic filings with the Securities and Exchange Commission.




AMERICAN STOCK EXCHANGE
SYMBOL - TSC